Exhibit 99.2

 [Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS FOURTH QUARTER 2014

OPERATING EPS OF $0.68

•	Full year operating income of $2.30 per diluted share
•	Strong sales growth in all business segments, led by new fixed indexed annuity product
•	Book value per share excluding the fair value adjustment for investments of $25.38, up 7% compared to a year ago
•	Full year 2015 operating income guidance of $2.15 to $2.35 per diluted share

SPRINGFIELD, Ill., February 9, 2015 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and twelve months ended December 31, 2014:

Horace Mann Financial Highlights
	Three months ended December 31,			Twelve months ended December 31,
($ in millions, except per share amounts)	2014	2013	Change	2014	2013	Change
Total revenues	$269.1	$259.1	3.9%	$1,060.7	$1,031.2	2.9%
Net income	30.0	34.3	-12.5%	104.2	110.9	-6.0%
Net income per diluted share	0.71	0.81	-12.3%	2.47	2.66	-7.1%
Operating income*	28.7	33.4	-14.1%	97.3	96.5	0.8%
Operating income per diluted share*	0.68	0.79	-13.9%	2.30	2.32	-0.9%
Book value per share				32.65	27.14	20.3%
Book value per share excluding the fair value adjustment for investments*				25.38	23.83	6.5%
Property and Casualty segment net income	16.2	19.0	-14.7%	46.9	44.4	5.6%
Property and Casualty combined ratio	91.9%	87.4%	4.5 pts	96.1%	96.3%	-0.2 pts
Property and Casualty underlying combined ratio*	94.4%	91.0%	3.4 pts	92.5%	92.4%	0.1 pts
Annuity segment net income	$ 11.2	$ 12.8	-12.5%	$ 45.3	$ 44.7	1.3%
Life segment net income	4.7	4.7	0.0%	17.5	20.4	-14.2%

 * These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Including fourth quarter operating income of $0.68 per diluted share, Horace Mann’s full year operating income was $2.30 per diluted share, reflecting another year of strong performance across all three segments of our multiline insurance platform. Sales in the fourth quarter were strong, with double-digit increases in all three of our segments,” said Horace Mann’s President and CEO Marita Zuraitis. “The full year property and casualty combined ratio of 96.1% reflected a decreased level of catastrophe losses and continued improvement in auto underlying results, partially offset by a higher level of non-catastrophe losses in property. Excluding unlocking, net income in the annuity segment increased 9% for the year, primarily due to growth in assets under management as well as proactive actions to maintain favorable net interest spreads. For the life segment, net income decreased primarily due to a more normal level of mortality losses, compared to the favorable experience for full year 2013. Annuity sales continued to be strong, up over 20% for the quarter and full year, led by sales of the new fixed indexed annuity product. Sales of our life products with recurring premiums increased 50% for the quarter and 30% on a full year basis. And, auto sales increased 13% and 6% for the quarter and full year, respectively.”

“We are projecting full-year 2015 operating income of between $2.15 and $2.35 per diluted share,” stated Zuraitis. “This estimate anticipates continued improvement in our underlying property and casualty combined ratio, somewhat offset by a lower amount of favorable prior years’ reserve development, investment interest rate pressure and continued strategic investments in our operations.”

Property and Casualty Segment

For the full year, property and casualty net income of $46.9 million increased $2.5 million compared to 2013. The combined ratio of 96.1% improved 0.2 percentage point and the underlying combined ratio was comparable to full year 2013, primarily reflecting improvement in the underlying auto loss ratio. This improvement was offset somewhat by a higher underlying property loss ratio, resulting from a recent trend of more severe non-catastrophe weather. Both catastrophe losses and favorable prior years’ reserve development were slightly lower than the 2013 amounts. On an underlying basis, the full year auto combined ratio of 101.0% improved 1.1 points, reflecting improvement in the loss ratio. For property, the underlying combined ratio of 76.5% was 3.5 percentage points higher than the prior year, reflecting the aforementioned trend of more severe non-catastrophe weather. The full year total property and casualty expense ratio of 27.4% was comparable to the prior year.

For the fourth quarter of 2014, property and casualty net income of $16.2 million declined 15% compared to the prior year. The current quarter total property and casualty combined ratio of 91.9% increased 4.5 points compared to the prior year, reflecting the impact of elevated seasonal loss experience in auto and lower favorable prior years’ reserve development somewhat offset by a reduction in catastrophe losses. On an underlying basis, the fourth quarter auto combined ratio of 107.5% increased 3.3 points compared to a year earlier. For property, the underlying combined ratio was 70.5% for the current quarter, an increase of 4.7 points compared to a year earlier.

Total property and casualty written premiums of $144.4 million and $584.4 million each increased 2% compared to the three and twelve months ended December 31, 2013, respectively. The growth was driven by increases in average premium per policy for both auto and property accompanied by reductions in catastrophe reinsurance costs.

Total property and casualty sales increased 11% and 3% compared to the fourth quarter and twelve months ended December 31, 2013, respectively. Auto sales increased 13% and 6% compared to the fourth quarter and full year 2013, respectively, while property sales increased 5% for the fourth quarter and decreased 6% for the full year. Policy retention continues to be strong with auto and property policy retention rates for the current year at 85% and 88%, respectively.

Annuity Segment

Annuity segment net income increased $0.6 million to $45.3 million for the full year, and decreased $1.6 million to $11.2 million compared to the prior year fourth quarter. These 2014 results included $1.2 million of negative pretax unlocking for the twelve months and $0.3 million of negative pretax unlocking for the fourth quarter, compared to positive unlocking of $3.7 million and $1.8 million in the respective prior year periods.

For the full year 2014, the net interest spread of 201 basis points on fixed annuity assets reflected continued solid investment portfolio performance and proactive crediting rate management, which contributed to a 10% increase in the net interest margin compared to 2013. Total annuity assets under management of $5.7 billion increased 6% compared to December 31, 2013, and total cash value persistency remained strong at approximately 94%.

For the three and twelve months ended December 31, 2014, annuity deposits of $118.9 million and $480.6 million increased 12% and 14%, respectively, compared to the prior year periods, primarily due to an increase in the amount of single premium and rollover deposits received in the current periods, with recurring deposit receipts also exceeding the prior year amounts.

In 2014, Horace Mann’s total annuity sales for the fourth quarter and full year increased over 20%, led by sales of the company’s new fixed indexed annuity product. Annuity sales by the company’s agency force increased approximately 30% compared to the three and twelve months ended December 31, 2013, respectively, while annuity sales from the independent agent distribution channel, which currently produces about 10% of total annuity sales, decreased 30% and 8% compared to the same periods.

Life Segment

Life segment net income of $17.5 million for the full year decreased $2.9 million compared to 2013, primarily attributable to a more normal level of mortality losses — consistent with actuarial models — in the current year, compared to the favorable experience in 2013. Net income of $4.7 million for the fourth quarter was equal to the prior year period, including a current period favorable variance in the level of mortality losses.

In 2014, life segment insurance premiums and contract deposits of $29.0 million and $102.7 million for the fourth quarter and full year, respectively, increased 6% and 2% compared to the same periods in 2013. Life persistency of 96% was comparable to 12 months earlier. For the full year, life sales of $11.1 million increased 31% compared to 2013, including notable growth in the fourth quarter.

Investment Results

Total net investment income increased 3% and 5% compared to the three and twelve months ended December 31, 2013, respectively, reflecting higher asset balances in the annuity segment, as well as continued strong performance in the fixed maturity and alternative investment portfolios. Pretax net realized investment gains were $2.2 million and $10.9 million in the current quarter and twelve months, respectively.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities were $528.6 million at December 31, 2014, compared to $479.5 million of net unrealized gains at September 30, 2014. Net unrealized gains were $232.5 million at December 31, 2013.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s fourth quarter financial results with investors and analysts on February 10, 2015 at 9:30 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay.

Horace Mann — the largest national multiline insurance company focusing on educators' financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended September 30, 2014 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

 HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Change	2014	2013	% Change
EARNINGS SUMMARY

Net income	$30.0	$34.3	-12.5%	$104.2	$110.9	-6.0%
Net realized investment gains, after tax	1.3	0.9	44.4%	6.9	14.4	-52.1%
Operating income (A)	28.7	33.4	-14.1%	97.3	96.5	0.8%

Per diluted share:
Net income	$0.71	$0.81	-12.3%	$2.47	$2.66	-7.1%
Net realized investment gains, after tax	$0.03	$0.02	50.0%	$0.17	$0.34	-50.0%
Operating income (A)	$0.68	$0.79	-13.9%	$2.30	$2.32	-0.9%

Weighted average number of shares and equivalent shares (in millions) - Diluted	42.4	42.2	0.5%	42.2	41.6	1.4%

RETURN ON EQUITY

Net income return on equity (B)				8.4%	9.6%	N.M.
Operating income return on equity excluding the fair value adjustment for investments (A) (C)				9.7%	10.6%	N.M.

FINANCIAL POSITION

Per share (D):
Book value				$32.65	$27.14	20.3%
Effect of the fair value adjustment for investments (E)				$7.27	$3.31	119.6%
Book value excluding the fair value adjustment for investments (A)				$25.38	$23.83	6.5%

Dividends paid	$0.230	$0.195	17.9%	$0.92	$0.78	17.9%

Ending number of shares outstanding (in millions) (D)				40.9	40.5	1.0%

Total assets				$9,768.5	$8,826.7	10.7%
Short-term debt				38.0	38.0	-
Long-term debt, current and noncurrent				199.9	199.9	-
Total shareholders' equity				1,336.5	1,099.3	21.6%

ADDITIONAL INFORMATION

Exclusive agencies (F)				682	654	4.3%
Employee agents (G)				73	105	-30.5%
Total				755	759	-0.5%

N.M. - Not meaningful.

(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company's reports filed with the SEC.

(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 40,936,618 at December 31, 2014 and 40,511,551 at December 31, 2013.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company ("Exclusive Agents"). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Change	2014	2013	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$182.2	$176.4	3.3%	$715.8	$690.9	3.6%
Net investment income	82.8	80.4	3.0%	329.8	313.6	5.2%
Net realized investment gains	2.2	1.3	69.2%	10.9	22.2	-50.9%
Other income	1.9	1.0	90.0%	4.2	4.5	-6.7%

Total revenues	269.1	259.1	3.9%	1,060.7	1,031.2	2.9%

Benefits, claims and settlement expenses	111.8	102.1	9.5%	468.4	448.3	4.5%
Interest credited	44.8	43.5	3.0%	176.1	169.9	3.6%
Policy acquisition expenses amortized	23.8	20.6	15.5%	93.8	84.6	10.9%
Operating expenses	43.0	40.9	5.1%	162.1	160.1	1.2%
Interest expense	3.6	3.5	2.9%	14.2	14.2	-

Total benefits, losses and expenses	227.0	210.6	7.8%	914.6	877.1	4.3%

Income before income taxes	42.1	48.5	-13.2%	146.1	154.1	-5.2%
Income tax expense	12.1	14.2	-14.8%	41.9	43.2	-3.0%

Net income	$30.0	$34.3	-12.5%	$104.2	$110.9	-6.0%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty	$144.4	$141.8	1.8%	$584.4	$570.4	2.5%

Annuity deposits	118.9	106.2	12.0%	480.6	423.0	13.6%

Life	29.0	27.4	5.8%	102.7	100.8	1.9%

Total	$292.3	$275.4	6.1%	$1,167.7	$1,094.2	6.7%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$16.2	$19.0	-14.7%	$46.9	$44.4	5.6%

Annuity	11.2	12.8	-12.5%	45.3	44.7	1.3%

Life	4.7	4.7	-	17.5	20.4	-14.2%

Corporate and other (A)	(2.1)	(2.2)	-4.5%	(5.5)	1.4	N.M.

Net income	$30.0	$34.3	-12.5%	$104.2	$110.9	-6.0%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Change	2014	2013	% Change
PROPERTY & CASUALTY

Premiums written	$144.4	$141.8	1.8%	$584.4	$570.4	2.5%
Premiums earned	147.7	143.7	2.8%	581.8	561.9	3.5%
Net investment income	9.2	9.3	-1.1%	36.8	36.2	1.7%
Other income	1.2	-	N.M.	1.4	0.2	N.M.
Losses and loss adjustment expenses (LAE)	94.7	85.5	10.8%	399.5	385.6	3.6%
Operating expenses (includes policy acquisition expenses amortized)	41.2	40.0	3.0%	159.7	155.5	2.7%
Income before tax	22.2	27.5	-19.3%	60.8	57.2	6.3%
Net income	16.2	19.0	-14.7%	46.9	44.4	5.6%

Net investment income, after tax	7.7	7.7	-	30.9	30.5	1.3%

Catastrophe costs (A)
After tax	1.3	1.9	-31.6%	24.4	26.1	-6.5%
Before tax	2.0	2.9	-31.0%	37.5	40.2	-6.7%

Prior years' reserves favorable (adverse) development, before tax
Automobile	2.7	7.5	-64.0%	13.2	17.2	-23.3%
Property	2.2	0.6	266.7%	2.2	0.8	175.0%
Other property and casualty	0.7	-	N.M.	1.6	-	N.M.

Total	5.6	8.1	-30.9%	17.0	18.0	-5.6%

Operating statistics:
Loss and loss adjustment expense ratio	64.1%	59.5%	N.M.	68.7%	68.6%	N.M.
Expense ratio	27.8%	27.9%	N.M.	27.4%	27.7%	N.M.
Combined ratio	91.9%	87.4%	N.M.	96.1%	96.3%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	1.3%	2.1%	N.M.	6.5%	7.2%	N.M.
Prior years' reserve development	-3.8%	-5.7%	N.M.	-2.9%	-3.3%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years' reserve development ("underlying combined ratio") (B)	94.4%	91.0%	N.M.	92.5%	92.4%	N.M.

Policies in force (voluntary) (in thousands)				710	717	-1.0%
Automobile				481	482	-0.2%
Property				229	235	-2.6%

Policy renewal rate (voluntary) - 12 months
Automobile				84.7%	84.8%	N.M.
Property				87.9%	89.0%	N.M.

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.
(B)	This measure is not based on accounting principles generally accepted in the United States ("non-GAAP"). See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Change	2014	2013	% Change
ANNUITY

Contract deposits	$118.9	$106.2	12.0%	$480.6	$423.0	13.6%
Variable	38.2	34.6	10.4%	140.6	131.7	6.8%
Fixed	80.7	71.6	12.7%	340.0	291.3	16.7%
Contract charges earned	6.6	5.9	11.9%	25.6	22.6	13.3%
Net investment income	55.9	53.6	4.3%	222.1	208.4	6.6%
Interest credited	33.8	32.7	3.4%	132.5	127.0	4.3%
Net interest margin (without realized investment gains/losses)	22.1	20.9	5.7%	89.6	81.4	10.1%
Other income	0.5	0.7	-28.6%	1.8	3.0	-40.0%
Mortality loss and other reserve changes	(0.5)	(0.4)	25.0%	(2.2)	(1.8)	22.2%
Operating expenses (includes policy acquisition expenses amortized)	12.7	9.8	29.6%	48.1	42.0	14.5%
Income before tax	16.0	17.3	-7.5%	66.7	63.2	5.5%
Net income	11.2	12.8	-12.5%	45.3	44.7	1.3%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.3)	$1.8	N.M.	$(1.2)	$3.7	N.M.
Guaranteed minimum death benefit reserve	-	0.1	-100.0%	(0.1)	0.2	N.M.

Annuity contracts in force (in thousands)				203	195	4.1%
Accumulated account value on deposit / Assets under management				$5,698.7	$5,365.2	6.2%
Variable				1,813.6	1,748.0	3.8%
Fixed				3,885.1	3,617.2	7.4%
Annuity accumulated value retention - 12 months
Variable accumulations				94.0%	94.0%	N.M.
Fixed accumulations				94.5%	95.2%	N.M.

LIFE

Premiums and contract deposits	$29.0	$27.4	5.8%	$102.7	$100.8	1.9%
Premiums and contract charges earned	27.9	26.8	4.1%	108.4	106.4	1.9%
Net investment income	17.9	17.7	1.1%	71.8	69.9	2.7%
Other income	0.3	0.3	-	1.1	1.3	-15.4%
Death benefits/mortality cost/change in reserves	16.6	16.2	2.5%	66.7	60.9	9.5%
Interest credited	11.0	10.8	1.9%	43.6	42.9	1.6%
Operating expenses (includes policy acquisition expenses amortized)	11.4	10.8	5.6%	44.1	42.5	3.8%
Income before tax	7.1	7.0	1.4%	26.9	31.3	-14.1%
Net income	4.7	4.7	-	17.5	20.4	-14.2%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.1	$-	N.M.	$0.1	$(0.1)	N.M.

Life policies in force (in thousands)				201	200	0.5%
Life insurance in force				$15,801	$15,104	4.6%
Lapse ratio - 12 months
(Ordinary life insurance)				4.0%	4.4%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$2.2	$1.3	69.2%	$10.9	$22.2	-50.9%
Interest expense	(3.6)	(3.5)	2.9%	(14.2)	(14.2)	-
Other operating expenses, net investment income and other income	(1.8)	(1.1)	63.6%	(5.0)	(5.6)	-10.7%
Income (loss) before tax	(3.2)	(3.3)	-3.0%	(8.3)	2.4	N.M.
Net income (loss)	(2.1)	(2.2)	-4.5%	(5.5)	1.4	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Change	2014	2013	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2014, $5,597.1; 2013, $5,023.2)				$6,066.1	$5,243.3	15.7%
Equity securities, at fair value (cost 2014, $41.5; 2013, $35.5)				39.7	32.4	22.5%
Short-term investments				94.9	152.9	-37.9%
Policy loans				145.4	140.6	3.4%
Other investments				76.0	59.9	26.9%
Total Annuity and Life investments				6,422.1	5,629.1	14.1%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2014, $778.1; 2013, $761.0)				827.0	766.3	7.9%
Equity securities, at fair value (cost 2014, $58.4; 2013, $49.3)				70.9	59.5	19.2%
Short-term investments				4.1	13.6	-69.9%
Other investments				36.3	30.7	18.2%
Total Property & Casualty investments				938.3	870.1	7.8%

Corporate investments				43.1	40.3	6.9%

Total investments				7,403.5	6,539.5	13.2%

Net investment income
Before tax	$82.8	$80.4	3.0%	$329.8	$313.6	5.2%
After tax	55.6	53.9	3.2%	221.4	210.8	5.0%

Net realized investment gains
Before tax	$2.2	$1.3	69.2%	$10.9	$22.2	-50.9%
After tax	1.3	0.9	44.4%	6.9	14.4	-52.1%
Per share, diluted	$0.03	$0.02	50.0%	$0.17	$0.34	-50.0%

N.M. - Not meaningful.

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